Report of Independent Auditors


To the Shareholders and Board of Trustees of Dreyfus Florida Municipal Money Fund

In  planning and performing our audit of the financial statements  of
Dreyfus Florida  Municipal Money Fund for the year ended June 30, 2003, we
considered its   internal   control,  including  control  activities   for
safeguarding securities, to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The  management  of  Dreyfus Florida Municipal Money Fund is  responsible
for establishing   and   maintaining  internal   control.   In   fulfilling
this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, internal controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, misstatements due to errors or fraud may occur and not be detected. Also, projections of any evaluation of internal control to future periods are subject to the risk that it may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the specific internal control components does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control, including control activities for safeguarding securities, and its operation that we consider to be material weaknesses as defined above as of June 30, 2003.

This report is intended solely for the information and use of the Board of Trustees and management of Dreyfus Florida Municipal Money Fund and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.




                                  ERNST & YOUNG LLP
August 4, 2003